CACTUS NEW MEDIA, INC. SCHEDULE 14A

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CACTUS NEW MEDIA I, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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                            CACTUS NEW MEDIA I, INC.
                                 437 41ST STREET
                           MIAMI BEACH, FLORIDA 33140


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                           TO BE HELD ON OCTOBER 11, 2003



TO THE STOCKHOLDERS OF CACTUS NEW MEDIA I, INC.


PLEASE TAKE NOTICE that a Special Meeting of Stockholders of Cactus New Media I, Inc., a Delaware corporation (the "Company"), will be held at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on OCTOBER 11, 2003 at 11:00 A.M., Local Time. The purpose of the Special Meeting is to authorize our Board of Directors to file an Amendment to our Certificate of Incorporation for the purpose of (1) increasing the authorized shares of Common Stock of the Company to 10,000,000,000 shares, and (2) effecting a 100-for-1 Reverse Stock Split of the Company's outstanding Common Stock.



                 The Proxy Statement dated ____________ is attached.


         Our Board of Directors has fixed the close of business on SEPTEMBER 29, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                             BY ORDER OF THE BOARD OF DIRECTORS,

                                             /s/ RS Schmitt, President

                                             Miami Beach, Florida

DATE________________



         THIS IS AN IMPORTANT MEETING, AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.












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                            CACTUS NEW MEDIA I, INC.
                                 437 41ST STREET
                           MIAMI BEACH, FLORIDA 33140


                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS


         This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Cactus New Media I, Inc., a Delaware corporation ("Us" or "We"), of proxies for use at a Special Meeting of Stockholders ("Special Meeting") to be held at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on OCTOBER 11, 2003 at 11:00 A.M., Local Time. We will pay the cost of this solicitation. Our directors, officers and employees may solicit proxies by telephone, telegraph or personal interview. The date of mailing of this Proxy Statement and form of Proxy is _________________________.

         If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the special meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on this page or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about ____________________, 2003.
































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                       OUTSTANDING STOCK AND VOTING RIGHTS

         In accordance with our By-Laws, our Board of Directors has fixed the close of business on SEPTEMBER 29, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders at any time before it is voted. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The approval of the Amendment (the "Amendment") to our Certificate of Incorporation to increase our authorized shares of Common Stock to 10,000,000,000 shares and effect a 100-for-1 Reverse Stock Split of our outstanding Common Stock will require the affirmative vote of a majority of the outstanding shares of our Common Stock.

         As of SEPTEMBER 29, 2003, the record date for determining our stockholders entitled to vote at the Special Meeting, approximately 150,750,000 shares of the Common Stock, $.0001 par value ("Common Stock"), were issued. Each share of Common Stock outstanding entitles the holder to one vote on all matters brought before the Special Meeting.

         Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the number of and percentage of outstanding shares of common stock beneficially owned by the Company's officers and directors and those shareholders owning more than 5% of the Company's common stock as of September 29, 2003.

                                      Shares of
Name and Address                    Common Stock      Percent of Class
----------------                    ------------      ----------------

RS Schmitt                            135,000,000          89.55%

All Officers and Directors            135,000,000          89.55
  as a group (1 person)

PURPOSE OF SPECIAL MEETING

AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 10,000,000,000 SHARES.

         On SEPTEMBER 29, 2003, our Board of Directors voted unanimously to authorize and recommend that our shareholders approve a proposal to increase the number of authorized shares of Common Stock to 10,000,000,000 shares (the "Increase in Authorized Common Stock"). Pursuant to the Increase in Authorized Common Stock it would increase the number of shares of Common Stock remaining available for issuance to 9,849,250,000 shares.

AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A 100-FOR-1 REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK, DEPENDING UPON A DETERMINATION BY THE BOARD THAT A REVERSE STOCK SPLIT IS IN OUR BEST INTEREST AND THE BEST INTEREST OF OUR STOCKHOLDERS.
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         On September 29, 2003, our Board of Directors voted unanimously to authorize and recommend that our shareholders approve a proposal to effect a 100-for-1 reverse stock split (the "Reverse Stock Split") of our Common Stock that may be effected by our Board depending on market conditions. Pursuant to the Reverse Stock Split, each One Hundred outstanding shares of our Common Stock (or such lesser number of as the Board of Directors deems appropriate) on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one share of our Common Stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply decrease the number of shares of our Common Stock issued and outstanding. Notwithstanding the reverse split, our authorized Common Stock will increase to 10,000,000,000 shares (pursuant to the Increase in Authorized Common Stock) of Common Stock, and our Certificate of Amendment will reflect this amount of authorized Common Stock. The Reverse Stock Split, if authorized by the stockholders, will be effected only upon a determination by our Board of Directors to such effect, which in our Board's judgment will result in the greatest marketability and liquidity of our Common Stock, based upon the prevailing market conditions, the likely effect on the market price of our Common Stock and other relevant factors. The Reverse Stock Split will become effective upon filing of an Articles of Amendment to our Certificate of Incorporation with the Delaware Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

PURPOSE AND EFFECT OF THE PROPOSED INCREASE IN AUTHORIZED COMMON STOCK AND REVERSE STOCK SPLIT

         The Board believes the Increase in Authorized Common Stock and Reverse Stock Split is desirable because it will assist us in our continuing efforts to identify a business partner. By increasing the number of our authorized and decreasing the number of our outstanding shares, we believe our attractiveness as an acquisition candidate is enhanced. Management has been advised that the capitalization of our company as presently situated may not be suitable for most potential acquirers. There is no assurance that the Increase in Authorized Common Stock and Reverse Stock Split will result in our merging into or being acquired by another company.

         As of the date of this Proxy Statement we have not identified any particular strategic partner or business combination candidate to whom we may issue currently authorized or additionally authorized shares, nor have we entered into any understandings or agreements for such purpose.

         The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Increase in Authorized Common Stock and Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split, or that our attractiveness as a merger partner or acquisition vehicle will increase.

         The Reverse Stock Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one whole share of our Common Stock instead of the fractional share of our Common Stock. As of the date of record, close of business on SEPTEMBER 29, 2003, the Company had approximately 28 shareholders of record. The Reverse Stock Split would not eliminate any shareholders since according to the records of the Company's transfer agent, no shareholder owns less than 100 shares.

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         The Increase in Authorized Common Stock will have no immediate effect on the rights of existing shareholders. To the extent that the additional shares of Common Stock are issued in the future, they will decrease the existing shareholders' percentage of ownership and depending on the price at which they are issued, could be dilutive to the existing shareholders. Each additional share of Common Stock issued will have the same rights and privileges as each share of Common Stock currently issued.

         Upon the effectiveness of the Reverse Stock Split, the number of shares owned by each holder of Common Stock will be decreased, for each 100 shares, to 1 share, by the ratio of 100 for each 1 shares of Common Stock he or she owned immediately prior to the Reverse Stock Split while the number of shares of Common Stock we are authorized to issue will increase to 10,000,000,000. The per share loss and net book value of our Common Stock will be increased because there will be lesser shares of our Common Stock outstanding.

         On the record date, we had outstanding warrants to purchase an aggregate of 1,125,000 shares of our common stock. Under the terms of our outstanding warrants, in connection with the reverse split, assuming a 100-for-1 Reverse Stock Split, the principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be decreased from 150,750,000 shares to approximately 1,507,500 shares, and (ii) all outstanding warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon the reverse split will effect a reduction in the number of shares of our common stock issuable upon exercise of such warrants in proportion to the exchange ratio and will effect a proportionate increase in the exercise price of such warrants, and (iii) the number of shares of our common stock issuable upon exercise of outstanding warrants will be rounded to the nearest whole share, in respect of such rounding.

         Pursuant to the Increase in Authorized Common Stock and Reverse Stock Split, the par value of the Common Stock will remain $.0001 per share.

MANNER OF EFFECTING THE INCREASE IN AUTHORIZED COMMON STOCK AND REVERSE STOCK SPLIT AND EXCHANGE STOCK CERTIFICATES

         In the event our stockholders approve the Reverse Stock Split and following the determination by our Board of whether or not the Increase in Authorized Common Stock and Reverse Stock Split should be effected, the Increase in Authorized Common Stock and Reverse Stock Split will be effected by the filing of the Certificate of Amendment with the Secretary of the State of Delaware. The Increase in Authorized Common Stock and Reverse Stock Split will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old















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Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of New Shares in the appropriately reduced number.

NO RIGHTS OF APPRAISAL

         Under the Delaware Corporation Law, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed amendment to the Articles to effect the Increase in Authorized Common Stock and Reverse Stock Split, and we will not independently provide our stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

         We believe that the federal income tax consequences of the Increase in Authorized Common Stock and Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

         1. Except as set forth in 5 below, no gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

         2. Except as set forth in 5 below, the aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

         3. Except as set forth in 5 below, the holding period of the New Share will include the holding period of the Old Shares if such Old Shares were held as capital assets.

         4. The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

         5. The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

         Our beliefs regarding, the tax consequence of the Reverse Stock
Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as bank, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.







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         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he resides.

         The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

         We will not recognize any gain or loss as a result of the reverse split.

         This proxy statement includes forward-looking statements including statements regarding our intent to solicit approval of a Reverse Stock Split, the timing of the proposed Reverse Stock Split and the potential benefits of a Reverse Stock Split, including, but not limited to, increase investor interest, continued listing on The NASDAQ Bulletin Board Market and the potential for an acquisition or business combination. The words "believe," "expect," "will," "may," "anticipate," "estimates," "continue" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include: we have not declared any dividends on our common stock since our inception; we do not anticipate declaring any dividends in the foreseeable future; if we decide to pay dividends, our ability to pay dividends would be restricted by our financial ability to pay dividends and Delaware law; we have recognized limited revenues from inception; we believe we will continue to operate at a loss for the next 12 months; we expect to have limited sales, if any, as we continue; we are considering an acquisition or merger to grow our operations; to date, we have not identified an acquisition or merger candidate; management intends to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation; we will not restrict our search to any specific business, industry, or geographical location and it may participate in a business venture of virtually any kind or nature; analysis of new business opportunities will be undertaken by, or under the supervision of the Company's president; For a discussion of these and other risk factors, see our annual report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors will offer the following resolutions at the Special Meeting:














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         RESOLVED, that the Board of Directors is empowered in their discretion without further action of the stockholders of the Company, to file an amendment to the Certificate of Incorporation of the Company in the form attached as Exhibit A to increase the authorized shares of Common Stock of the Company to 10,000,000,000, effect a 100-for-1 reverse stock split of the Company's outstanding shares of common stock, par value $.0001, and that the President, Secretary, or other officer designated by the President, and each of them be, and hereby are empowered to take any and all action necessary to effectuate the foregoing.

         Approval of the Increase in Authorized Common Stock Reverse Stock Split will require the affirmative vote of a majority of the outstanding shares of our Common Stock.

         Our Board of Directors recommends that you vote "FOR" approval of the Increase in Authorized Common Stock and Reverse Stock Split.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         We are not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          RS Schmitt, President

                                          Miami Beach, Florida

SEPTEMBER 29, 2003

























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       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                            CACTUS NEW MEDIA I, INC.

     PROXY -- SPECIAL MEETING OF STOCKHOLDERS - OCTOBER 11, 2003

         The undersigned, revoking all previous proxies, hereby appoint(s) RS Schmitt as Proxy, with full power of substitution, to represent and to vote all Common Stock of Cactus New Media I, Inc. owned by the undersigned at the Special Meeting of Stockholders to be held at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 at 11:00 A.M. on OCTOBER 11, 2003, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Special Meeting and Proxy Statement. No business other than matters described below is expected to come before the meting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING.

         To authorize our Board of Directors to file an amendment to our Certificate of Incorporation increasing the Company's shares of authorized Common Stock to 10,000,000,000.

                  [  ]  FOR         [  ]  AGAINST    [  ]  ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING.

         To authorize our Board of Directors to file an Amendment to our Certificate of Incorporation for the purpose of effecting a 100-for-1 Reverse Stock Split of the Company's outstanding Common Stock;

                  [  ]  FOR         [  ]  AGAINST    [  ]  ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

         The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Special Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.
















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         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in the corporate name by President or other authorized officer or person. If a partnership, please sign in partnership name by authorized person.


                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature If Held Jointly

                                    --------------------------------------------
                                    (Please Print Name)

                                    --------------------------------------------
                                    Number of Shares Subject to Proxy

Dated:  ___________, 2003

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.





































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